Exhibit 10.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

AND

STATE OF ILLINOIS

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

DIVISION OF BANKING

SPRINGFIELD, ILLINOIS

)
In the Matter of	)
)
COMMUNITY BANK -)		CONSENT ORDER
WHEATON/GLEN ELLYN	)
GLEN ELLYN, ILLINOIS	)
	)	FDIC-10-713b
(Illinois Chartered	)	2010-DB-102
Insured Nonmember Bank))
)

Community Bank-Wheaton/Glen Ellyn, Glen Ellyn, Illinois (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and under 38 Ill. Adm. Code, § 392 et seq., regarding hearings before the Illinois Department of Financial and Professional Regulation, Division of Banking, (“Division”), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER (“STIPULATION”) with representatives of the Federal Deposit Insurance Corporation (“FDIC”) and the Division dated January 21, 2011, whereby, solely for the purpose of this proceeding and without admitting or denying the charges of unsafe or unsound banking practices relating to Capital, Asset Quality, Earnings and Sensitivity to Market Risk, the Bank consented to the issuance of a CONSENT ORDER (“ORDER”) by the FDIC and the Division. The FDIC and the Division considered the matter and determined to accept the STIPULATION.

Having also determined that the requirements for issuance of an order under 12 U.S.C. § 1818(b) and Section 48(6), 205 ILCS 5/48(6), have been satisfied, the FDIC and the Division HEREBY ORDER that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, take affirmative action as follows:

MANAGEMENT

1. (a) During the life of this ORDER the bank shall have and retain qualified management. Management shall be provided the necessary written authority to implement the provisions of this ORDER. Each member of management shall have the qualifications and experience commensurate with his or her duties and responsibilities at the Bank. The qualifications of management shall be assessed on its ability to:

(i)	Comply with the requirements of this ORDER;

(ii)	Operate the Bank in a safe and sound manner;

(iii)	Comply with applicable laws, rules, and regulations; and

(iv)	Restore all aspects of the Bank to a safe and sound condition, including capital adequacy, asset quality, management effectiveness, earnings, liquidity, and sensitivity to interest rate risk.

During the life of this ORDER, prior to the addition of any individual to the board of directors or the employment of any individual as a senior executive officer, the Bank shall request and obtain the written approval of the Regional Director of the FDIC’s Chicago Regional Office (“Regional Director”) and the Division. For purposes of this ORDER, “senior executive officer” is defined as in section 32 of the Act (“section 32”), 12 U.S.C. § 1831(i), and section 303.101(b) of the FDIC Rules and Regulations, 12 C.F.R. § 303.101(b).

BOARD PARTICIPATION

2. (a) As of the effective date of this ORDER, the board of directors shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank’s activities, consistent with the role and expertise commonly expected for directors of Banks of comparable size. This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: reports of income and expenses; new, overdue, renewal, insider, charged off, and recovered loans; investment activity; adoption or modification of operating policies; individual committee reports; audit reports; internal control reviews including management responses; reconciliation of general ledger accounts; and compliance with this ORDER. Board minutes shall document these reviews and approvals, including the names of any dissenting directors.

(b) Within sixty (60) days from the effective date of this ORDER, the Bank’s board of directors shall have in place a program that will provide for monitoring of the Bank’s compliance with this ORDER.

CAPITAL

3. (a) Within one hundred twenty (120) days from the effective date of this ORDER the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ratio”) to a minimum of eight percent (8%) and its level of qualifying total capital as a percentage of risk-weighted assets (“total risk based capital ratio”) at a minimum of twelve (12%). For purposes of this ORDER, Tier 1 capital and total assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325.

(b) Any subsequent increase in Tier 1 capital may be accomplished by the following:

(i)	The sale of common stock and noncumulative perpetual preferred stock constituting Tier 1 capital under Part 325;

(ii)

The elimination of all or part of the assets classified “Loss” in the Joint Report of Examination dated June 21, 2010 (“ROE”) without loss or liability to the Bank, provided any such collection on a partially charged-off asset shall first be applied to that portion of the asset which was not charged off pursuant to this ORDER;

(iii)	The collection in cash of assets previously charged off;

(iv)	The direct contribution of cash by the directors and/or the shareholders of the Bank;

(v)	Any other means acceptable to the Division and Regional Director; or

(iv)	Any combination of the above means.

(c) If all or part of any subsequent increase in capital required by this paragraph is to be accomplished by the sale of new securities, the board of directors of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan. Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank’s existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws. Prior to the implementation of the plan and, in any event, not less than twenty (20) days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 for its review. Any changes requested to be made in the materials by the FDIC shall be made prior to their dissemination.

(d) In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within ten (10) calendar days of the date any material development or change was planned or occurred, which is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank’s original offering materials.

ALLOWANCE FOR LOAN AND LEASE LOSSES

4. (a) Within thirty (30) days of the effective date of this ORDER, the Bank shall increase its Allowance for Loan and Lease Losses (“ALLL”) to $4,728,000 after application of the funds necessary to effect the charge-off of loans adversely classified Loss in the ROE.

(b) After the effective date of this ORDER and prior to the submission of all Reports of Condition and Income required by the FDIC, the Board of Directors of the Bank shall review the adequacy of the Bank’s ALLL, provide for an adequate ALLL, and accurately report the same. The minutes of the Board meeting at which such review is undertaken shall indicate the findings of the review, the amount of increase in the ALLL recommended, if any, and the basis for determination of the amount of ALLL provided. In making these determinations, the Board shall consider the FFIEC Instructions for the Reports of Condition and Income, fully address the comments in the ROE concerning ALLL methodology, and any analysis of the Bank’s ALLL provided by the FDIC or the Division.

(c) The bank shall ensure that the methodology used to determine the adequacy of the ALLL fully complies with all current outstanding regulatory guidance, including FASB ASC Subtopic 450-10 and FASB ASC Subtopic 310-10 (which now supersedes prior FAS 5 and FAS 114 guidance), and the FDIC’s Policy Statement on Allowance for Loan and Lease Losses Methodologies and Documentation for Banks and Savings Institutions.

(d) ALLL entries required by this paragraph shall be made prior to any capital determinations required by this ORDER.

PROFIT PLAN AND BUDGET

5. (a) Within thirty (30) days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar year 2011. The plans required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank’s overall earnings, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components.

(b) The written profit plan shall address, at a minimum:

(i)	Realistic and comprehensive budgets;

(ii)	A budget review process to monitor the income and expenses of the Bank to compare actual figures with budgetary projections;

(iii)	Identification of major areas in, and means by which, earnings will be improved; and

(iv)	A description of the operating assumptions that form the basis for and adequately support major projected income and expense components.

(v)	a periodic salary and staffing review

(c) During each monthly meeting of the Bank’s board of directors following completion of the profit plans and budgets required by this paragraph, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the board of directors’ meeting at which such evaluation is undertaken.

(d) A written profit plan and budget shall be prepared thirty (30) days prior to the end of each calendar year for which this ORDER is in effect.

(e) Copies of the plans and budgets required by this paragraph shall be submitted to the Regional Director and the Division.

LOSS CHARGE-OFF

6 . As of the effective date of this Order the Bank shall charge off from its books and records any loan classified “Loss” in the ROE.

REDUCTION OF DELINQUENCIES AND CLASSIFIED ASSETS

7. (a) Within thirty (30) days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to, a written plan to reduce the Bank’s risk position in each asset in excess of $500,000 which is classified “Substandard” or “Doubtful” in the ROE. The plan shall include, but not be limited to, provisions which:

(i)	Prohibit an extension of credit for the payment of interest, unless the Board provides, in writing, a detailed explanation of why the extension is in the best interest of the Bank;

(ii)	Provide for review of the current financial condition of each delinquent or classified borrower, including a review of borrower cash flow and collateral value;

(iii)	Delineate areas of responsibility for loan officers;

(iv)	Establish dollar levels and specific strategies to reduce delinquencies and classified assets within 6 and 12 months from the effective date of this ORDER; and

(v)	Provide for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in minutes of the meetings of the board of directors.

(b) As used in this paragraph, “reduce” means to: (1) collect; (2) charge off; (3) sell; or (4) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and the Division.

(c) A copy of the plan required by this paragraph shall be submitted to the Regional Director and the Division.

(d) While this ORDER remains in effect, the plan shall be revised to include assets which are adversely classified at any subsequent examinations.

PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS

8. (a) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extensions of credit (including any portion thereof) that has been charged off the books of the Bank or classified “Loss” in the ROE, so long as such credit remains uncollected, unless the Bank’s board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interests of the Bank, and the Regional Director has given written non-objection to the extension. A copy of the Board’s written statement shall be signed by each director, forwarded to the Regional Director for approval, and incorporated in the minutes of the applicable board of directors’ meeting as subject to regulatory approval. If regulatory approval is granted, a copy of the Regional Director’s written non-objection shall be placed in the appropriate loan file.

(b) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified “Substandard”, “Doubtful”, or is listed for Special Mention in the ROE, and is uncollected unless the Bank’s board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank. A copy of the statement shall be signed by each Director, and incorporated in the minutes of the applicable board of directors’ meeting. A copy of the statement shall be placed in the appropriate loan file.

DIVIDEND RESTRICTION

9. As of the effective date of this ORDER, the Bank shall not declare or pay any dividends without the prior written consent of the Regional Director and the Division.

INTEREST RATE RISK

10. (a) Within sixty (60) days of the effective date of this ORDER, the Bank shall have procedures for managing the Bank’s sensitivity to interest rate risk. The procedures shall comply with the Joint Agency Statement of Policy on Interest Rate Risk (June 26, 1996) and the FFIEC Advisory on Interest Rate Risk Management (January 20, 2 010).

(b) A copy of the policy revisions and procedures required by this paragraph shall be submitted to the Regional Director and Division.

NOTIFICATION TO SHAREHOLDER

11. Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (a) in conjunction with the Bank’s next shareholder communication; or (b) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.

PROGRESS REPORTS

12. Within thirty (30) days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and the Division written progress reports signed by each member of the Bank’s board of directors, detailing the actions taken to secure compliance with the ORDER and the results thereof.

CLOSING PARAGRAPHS

The effective date of this ORDER shall be the date of issuance by the FDIC and the Division.

The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as,

any provision has been modified, terminated, suspended, or set aside by the FDIC and the Division.

Pursuant to delegated authority.

Dated: January 21, 2011

/s/ M. Anthony Lowe	/s/ Jorge A. Solis
M. Anthony Lowe	Jorge A. Solis
Regional Director	Director
Chicago Regional Office	Illinois Department of
Federal Deposit Insurance	Financial and Professional
Corporation	Regulation
Division of Banking

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